WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NewGen Technologies, Inc. and Subsidiaries

We hereby consent to the inclusion in the foregoing Amendment No. 1 of the Registration Statement on Form SB-2 of our report dated April 12, 2006, relating to the consolidated financial statements of NewGen Technologies, Inc. and Subsidiaries as of December 31, 2005 and for the period from June 1, 2005 (inception) through December 31, 2005 that appears in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the caption "Experts".

/s/  WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 12, 2006

6100 Glades Road • Suite 314	1925 Century Park East • Suite 1120	Room 2707, 27/F
Boca Raton, Florida 33434	Los Angeles, California 90067	Shui On Centre • 6-8 Harbour Road
Telephone: 561 487 5765	Telephone: 310.601.2200	Wanchai, Hong Kong, P.R C.
Facsimile: -561487.5766	Facsimile: 310 601 2201	Telephone: 852-2780-7231
	www.cpaweinberg. com	Facsimile: 852-2780-8717